Exhibit 99.1

Liberty Resources Acquisition Corp. Announces Pricing of $100,000,000 Initial Public Offering and Nasdaq Listing

MIAMI BEACH, FL / /November 3, 2021 / Liberty Resources Acquisition Corp. (the "Company") announced today that it priced its initial public offering of 10,000,000 units at $10.00 per unit. The units will be listed on the Nasdaq Global Market (“Nasdaq”) and will begin trading tomorrow, November 4, 2021, under the ticker symbol “LIBYU”. Each unit consists of one share of the Company’s Class A common stock and one redeemable warrant. Each warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, shares of the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “LIBY” and “LIBYW”, respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. The Company intends to focus on the natural resources industry, specifically within the oil and gas sectors. The Company’s objective is to focus on middle market and emerging growth businesses operating with a total enterprise value from $200 million to $2 billion. The Company plans to seek opportunities in jurisdictions with favorable economic, political, and regulatory environments and intends to initially prioritize Central Asia as the geographical focus. The Company’s aim is to become a mid-size independent operator targeting producing onshore assets with attractive fiscal regimes and offer a high dividend policy. The Company is led by Dato’ Maznah Binti Abdul Jalil, the Company’s Chairman of the Board and Chief Executive Officer, and Dato Khalid Ahmad, the Company’s Chief Financial Officer.

EF Hutton, division of Benchmark Investments LLC, served as the sole book-running manager on the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 1,500,000 units at the initial public offering price to cover over-allotments, if any.

Nelson Mullins Riley & Scarborough LLP served as legal counsel to the Company. Mitchell Silberberg & Knupp LLP served as legal counsel to EF Hutton.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from EF Hutton, division of Benchmark Investments LLC, 590 Madison Ave, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

The Securities and Exchange Commission ("SEC") declared effective a registration statement on Form S-1 relating to these securities on November 3, 2021. A final prospectus relating to this offering will be filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the Company's initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the offering will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Dato’ Maznah Binti Abdul Jalil

Liberty Resources Acquisition Corp.

Phone: 1-305-809-7217